UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          ARROW CARS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

               Florida                                   99-0374918
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                  Calle del Escritor Herrara Santaolalla, No. 2
                         Churriana, Malaga, Spain 29140
                           Telephone: (0034) 952623297
          (Address of principal executive offices, including Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

 Not Applicable                                            Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act of registration statement file number to which this form relates:
File No. 333-184611

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates herein by reference thereto the description of its shares of common stock, $.001 par value per share ("Common Stock"), set forth under the heading "Description of Securities- Common Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1, originally filed with Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on October 26, 2012, (File No. 333-184611) (the "Registration Statement"), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

     The following Exhibits are incorporated herein from the Registrant's Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

                                                              Incorporated by Reference From
Exhibit No.            Exhibit Description                 Form     Exhibit No.      Filing Date
-----------            -------------------                 ----     -----------      -----------
2              Plan and Agreement of Reorganization         S-1          2            10/26/2012
               Dated April 4, 2012, by and between
               Arrow Cars International Inc., Arrow
               Cars SL and Certain Stockholders of
               Arrow Cars SL.

3.1(i)         Articles of Incorporation of Arrow Cars      S-1        3.1(i)         10/26/2012
               International Inc. filed March 8, 2012,
               with the Secretary of State of Florida.

3.1(ii)        Articles of Amendment to Articles of         S-1        3.1(ii)        10/26/2012
               Incorporation of Arrow Cars
               International Inc. filed on June 26,
               2012, with the Secretary of State of
               Florida.

3.1(iii)       Articles of Amendment to Certificate of      S-1        3.1(iii)       10/26/2012
               Incorporation of Arrow Cars
               International Inc. filed on August 28,
               2012, with the Secretary of State of
               Florida.

3.2            By-Laws of Arrow Cars International Inc.     S-1        3.2            10/26/2012

4.1            Form of Common Stock Certificate             S-1        4.1            12/17/2012

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
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 11th day of July, 2013.

                                   ARROW CARS INTERNATIONAL INC.


                                   By: /s/ Jeremy D. Harris
                                      ----------------------------------
                                      Jeremy D. Harris
                                      President
                                      (Principal Executive Officer)


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